Exhibit 15.1
June 17, 2011
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated May 2, 2011 on our review of condensed consolidated interim financial information of UniSource Energy Corporation for the three month periods ended March 31, 2011 and 2010 and included in UniSource Energy Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 is incorporated by reference in this Registration Statement on Form S-8.
Very truly yours,

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Phoenix, Arizona